10.1(b)

FIRST AMENDMENT

TO SECOND AMENDED AND RESTATED AGREEMENT OF

LIMITED PARTNERSHIP

OF

INNKEEPERS USA LIMITED PARTNERSHIP

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF INNKEEPERS USA LIMITED PARTNERSHIP (this “Amendment”), dated as of July 1, 1997, recites and provides as follows:

RECITALS:

A. Innkeepers USA Limited Partnership (the “Partnership”) was formed as a limited partnership under the laws of the Commonwealth of Virginia by a Certificate of Limited Partnership filed with the Secretary of State of the Commonwealth of Virginia on May 23,1994, as amended by an Amended Certificate of Limited Partnership filed on July 8, 1994. The Partnership originally was governed by an Agreement of Limited Partnership dated May 23, 1994 (the “Original Agreement”) among Innkeepers USA Trust, a Maryland real estate investment trust (the “Company”), as general partner, and Jeffrey H. Fisher and Frederic Shaw, as limited partners.

B. The Original Agreement was amended and restated on September 30, 1994 (the “First Amended Agreement”) to admit Additional Limited Partners (as defined in the First Amended Agreement) to the Partnership. The First Amended Agreement was amended on March 22,1995 (the “First Amendment to the First Amended Agreement”) to (i) admit Innkeepers Financial Corporation, a Virginia corporation (in its capacity as the general partner of the Partnership, the “General Partner”), as the general partner and a limited partner of the Partnership, (ii) provide for the withdrawal of the Company as the general partner and a limited partner of the Partnership, and (iii) amend and add provisions required to facilitate a financing secured by Partnership assets.

C. The First Amended Agreement was further amended and restated on November 1, 1996 (the “Seconded Amended and Restated Agreement”). The General Partner, for itself and on behalf of the limited partners of the Partnership, desires to further amend the Second Amended Agreement to remove the requirement for lender consent on actions by the Partnership.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Second Amended and Restated Agreement (as amended, the “Partnership Agreement”), as follows:

1. Amendment

(a) The following sections of the Partnership Agreement are hereby deleted in their entirety:

(i) Section 3.02(a)

(ii) Section 4.03

(iii) Section 6.02

(b) Section 2.04(b) of the Partnership Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Upon dissolution of the Partnership, the Partnership shall not liquidate the Properties (i) until all debt that is secured by the Properties has been (or will with the proceeds of the liquidation be) paid in full or otherwise completely discharged, or (ii) except as permitted by the holder(s) of the debt secured by a Property being liquidated.”

(c) Section 7.03(b) of the Partnership Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Following the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 30 days after such occurrence, may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by unanimous consent of the Limited Partners. If the Limited Partners elect to reconstitute the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.”

2. Ratification. Except as specifically modified hereby, the terms and provisions of the Partnership Agreement are hereby ratified and confirmed and remain in full force and effect.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same Amendment. Any signature page to any such counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto, except having attached to it such additional signature pages.

IN WITNESS WHEREOF, the General Partner, pursuant to Article XI of the Partnership Agreement, has caused its duly authorized representative to execute this First Amendment to Second Amended and Restated Agreement of Limited Partnership.

INNKEEPERS FINANCIAL CORPORATION, a Virginia corporation, sole general partner of Innkeepers USA Limited Partnership, a Virginia limited partnership

By:	/s/ Jeffery H. Fisher

Jeffery H. Fisher, President